DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC. 8-K

DIVIDEND CAPITAL
DIVERSIFIED PROPERTY FUND™

FIRST QUARTER 2015

PORTFOLIO PERFORMANCE & OPERATIONAL REVIEW

MARCH 31, 2015

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements included in this portfolio performance and review package that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance or assumptions or forecasts related thereto) are forward looking statements. These statements are only predictions. We caution that forward looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward looking statements. Forward looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to: the continuing impact of high unemployment and the slow economic recovery, which is having and may continue to have a negative effect on the following, among other things, the fundamentals of our business, including overall market demand and occupancy, tenant space utilization, and rental rates; the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); our ability to effectively raise and deploy proceeds from our equity offerings; risks associated with the availability and terms of debt and equity financing and refinancing and the use of debt to fund acquisitions and developments, including the risk associated with interest rates impacting the cost and/or availability of financing and refinancing; the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts; changes in accounting principles, policies and guidelines applicable to real estate investment trusts; environmental, regulatory and/or safety requirements; and the availability and cost of comprehensive insurance, including coverage for terrorist acts and earthquakes. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements after the date of this supplemental package, whether as a result of new information, future events, changed circumstances or any other reason. You should review the risk factors contained in Part I, Item 1A of our 2014 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 3, 2015, and in our subsequent quarterly reports.

Please see the section titled “Definitions” at the end of this portfolio performance and review package for definitions of terms used herein.

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PERFORMANCE

Dividend Capital Diversified Property Fund Inc. is a daily NAV-based REIT and has invested in a diverse portfolio of real property and real estate related investments. As used herein, “the Portfolio,” “we,” “our” and “us” refer to Dividend Capital Diversified Property Fund Inc. and its consolidated subsidiaries and partnerships except where the context otherwise requires.

Quarter Highlights

●	Total return of 3.23% for the quarter; 10.19% for the last 12 months
●	Acquired (i) office property in Austin, TX for $37.3 million, and (ii) retail property in Mashpee, MA for $35.5 million
●	Sold 2.7 million square foot office and industrial portfolio for $398.6 million
●	Reported percentage leased of 89.5% as of March 31, 2015
●	Paid weighted-average distribution of $0.0897/share

(1)	As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2014 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of “fair value” of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled “Definitions” beginning on page 23. For a description of key assumptions used in calculating the value of our real properties as of March 31, 2015, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Quarterly Report on Form 10-Q.
(2)	In addition to the markets shown, we had real property investments, each accounting for 1% or less of the total fair value of our real property portfolio, in the following markets: Central Kentucky, Chicago, IL, Fayetteville, AR, Jacksonville, FL, Los Angeles, CA, Louisville, KY, Minneapolis/St. Paul, MN, Pittsburgh, PA, and San Antonio, TX.
(3)	Represents the compounded return realized from reinvested distributions before class specific expenses. We pay our dealer manager (1) a dealer manager fee equal to 1/365th of 0.60% of our NAV per share for Class A shares and Class W shares for each day, (2) a dealer manager fee equal to 1/365th of 0.10% of our NAV per share for Class I shares for each day and (3) for Class A shares only, a distribution fee equal to 1/365th of 0.50% of our NAV per share for Class A shares for each day.
(4)	Excludes the impact of up-front commissions paid with respect to certain Class A shares. We pay selling commissions on Class A shares sold in the primary offering of up to 3.0% of the NAV per share, which may be higher or lower due to rounding. Selling commissions may be reduced or eliminated to or for the account of certain categories of purchasers.
(5)	Total return represents the compound annual rate of return assuming reinvestment of all dividend distributions. Past performance is not a guarantee of future results.
(6)	Q4 2012 represents the first full quarter for which we have complete NAV return data. As such, we use 9/30/12 as “inception” for the purpose of calculating cumulative returns since inception.

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NET ASSET VALUE

The following table sets forth the components of NAV for the Portfolio as of the end of each of the five quarters ending March 31, 2015, as determined in accordance with our valuation procedures. As used below, “Fund Interests” means our Class E shares, Class A shares, Class W shares, and Class I shares, along with the OP Units held by third parties, and “Aggregate Fund NAV” means the NAV of all of the Fund Interests (amounts in thousands except per share information).

	As of
	March 31, 2015 (1)	December 31, 2014 (2)	September 30, 2014 (3)	June 30, 2014 (4)	March 31, 2014 (5)
Real properties:
Office	$1,245,000	$1,446,850	$1,442,900	$1,354,250	$1,355,230
Industrial	85,800	248,300	263,150	261,700	261,900
Retail	833,770	786,705	745,155	743,465	715,225
Total real properties	2,164,570	2,481,855	2,451,205	2,359,415	2,332,355
Debt related investments	87,901	94,951	94,673	94,414	94,180
Total investments	2,252,471	2,576,806	2,545,878	2,453,829	2,426,535
Cash and other assets, net of other liabilities	(22,269)	(10,814)	663	7,036	77,452
Debt obligations	(827,304)	(1,192,250)	(1,182,819)	(1,139,657)	(1,182,210)
Outside investors’ interests	(4,445)	(8,652)	(10,310)	(10,570)	(10,512)
Aggregate Fund NAV	$1,398,453	$1,365,090	$1,353,412	$1,310,638	$1,311,265
Total Fund Interests outstanding	191,434	190,547	190,967	187,310	188,318
NAV per Fund Interest	$7.31	$7.16	$7.09	$7.00	$6.96

(1)	For information about the valuation procedures and key assumptions used in these calculations, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Quarterly Report on Form 10-Q.
(2)	For information about the valuation procedures and key assumptions used in these calculations, please refer to “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in Part II, Item 5 of our 2014 Annual Report on Form 10-K.
(3)	For information about the valuation procedures and key assumptions used in these calculations, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Quarterly Report on Form 10-Q for the period ended September 30, 2014, filed with the Securities and Exchange Commission on November 12, 2014.
(4)	For information about the valuation procedures and key assumptions used in these calculations, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Quarterly Report on Form 10-Q for the period ended June 30, 2014, filed with the Securities and Exchange Commission on August 12, 2014.
(5)	For information about the valuation procedures and key assumptions used in these calculations, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Quarterly Report on Form 10-Q for the period ended March 31, 2014, filed with the Securities and Exchange Commission on May 13, 2014.

When the fair value of our real estate assets is calculated for the purposes of determining our NAV per share, the calculation is done using the fair value methodologies detailed within the Financial Accounting Standards Board Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. In the determination of our NAV, the value of certain of our assets and liabilities are generally determined based on their carrying amounts under GAAP; however, those principles are generally based upon historic cost and therefore may not be determined in accordance with ASC Topic 820. Readers should refer to our audited financial statements for our net book value determined in accordance with accounting principles generally accepted in the United States (“GAAP”) from which one can derive our net book value per share by dividing our stockholders’ equity by shares of our common stock outstanding as of the date of measurement.

Our valuation procedures, which address specifically each category of our assets and liabilities and are applied separately from the preparation of our financial statements in accordance with GAAP, involve adjustments from historical cost. There are certain factors which cause NAV to be different from net book value on a GAAP basis. Most significantly, the valuation of our real estate assets, which is the largest component of our NAV calculation, will be provided to us by the Independent Valuation Firm on a daily basis. For GAAP purposes, these assets are generally recorded at depreciated or amortized cost. Other examples that will cause our NAV to differ from our GAAP net book value include the straight-lining of rent, which results in a receivable for GAAP purposes that is not included in the determination of our NAV, and, for purposes of determining our NAV, the assumption of a value of zero in certain instances where the balance of a loan exceeds the value of the underlying real estate properties, where GAAP net book value would reflect a negative equity value for such real estate properties, even if such loans are non-recourse. Third party appraisers may value our individual real estate assets using appraisal standards that deviate from market value standards under GAAP. The use of such appraisal standards may cause our NAV to deviate from GAAP fair value principles. We did not develop our valuation procedures with the intention of complying with fair value concepts under GAAP and, therefore, there could be differences between our fair values and the fair values derived from the principal market or most advantageous market concepts of establishing fair value under GAAP.

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NET ASSET VALUE (continued)

The following table sets forth the quarterly changes to the components of NAV for the Portfolio, for each of the most recent four quarters, and for the twelve month period ended March 31, 2015 (amounts in thousands, except per share information):

	Three Months Ended				Previous Four
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	Quarters

NAV as of beginning of period	$1,365,090	$1,353,412	$1,310,638	$1,311,265	$1,311,265
Fund level changes to NAV
Realized/unrealized gains (losses) on net assets	22,540	11,515	14,391	3,745	52,191
Income accrual	26,217	24,269	23,733	23,266	97,485
Dividend accrual	(17,197)	(16,751)	(16,698)	(16,620)	(67,266)
Advisory fee	(3,931)	(3,967)	(3,901)	(3,802)	(15,601)
Performance based fee	(352)	(204)	(189)	(1)	(746)
Class specific changes to NAV
Dealer Manager fee	(49)	(46)	(37)	(23)	(155)
Distribution fee	(11)	(10)	(8)	(7)	(36)
NAV as of end of period
before share sale/redemption activity	$1,392,307	$1,368,218	$1,327,929	$1,317,823	$1,377,137
Share sale/redemption activity
Shares sold	18,665	14,097	44,429	30,715	107,906
Shares redeemed	(12,519)	(17,225)	(18,946)	(37,900)	(86,590)
NAV as of end of period	$1,398,453	$1,365,090	$1,353,412	$1,310,638	$1,398,453
Shares outstanding beginning of period	190,547	190,967	187,310	188,318	188,318
Shares sold	2,603	1,986	6,332	4,409	15,330
Shares redeemed	(1,716)	(2,406)	(2,675)	(5,417)	(12,214)
Shares outstanding end of period	191,434	190,547	190,967	187,310	191,434
NAV per share as of beginning of period	$7.16	$7.09	$7.00	$6.96	$6.96
Change in NAV per share	0.15	0.07	0.09	0.04	0.35
NAV per share as of end of period	$7.31	$7.16	$7.09	$7.00	$7.31

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to redeem shares under our share redemption programs and our ability to suspend or terminate our share redemption programs at any time. Our NAV generally does not consider exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Please note that our NAV is not a representation, warranty or guarantee that: (1) we would fully realize our NAV upon a sale of our assets; (2) shares of our common stock would trade at our per share NAV on a national securities exchange; or (3) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.

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FINANCIAL HIGHLIGHTS

Amounts in thousands, except per share information and percentages.

	As of or For the Three Months Ended
Selected Operating Data (as adjusted) (1)	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Total revenues	$62,582	$59,093	$58,591	$56,814	$58,068
Net income (loss)	132,201	5,700	(7,514)	3,816	31,988
Portfolio Statistics
Operating properties	58	68	69	68	68
Square feet	9,327	11,871	12,000	11,732	11,652
Percentage leased at end of period	89.5%	93.7%	92.8%	92.6%	92.2%
Earnings Per Share
Net (loss) income per share	$0.69	$0.03	$(0.04)	$0.02	$0.15
Funds from Operations (“FFO”) per share (2)	$0.13	$0.12	$0.12	$0.12	$0.11
Company-defined FFO per share (2)	$0.14	$0.12	$0.13	$0.12	$0.11
Weighted average number of common shares outstanding - basic	179,317	179,926	178,729	177,529	176,873
Weighted average number of common shares outstanding - diluted	191,766	192,137	191,422	190,386	189,993
Net Asset Value (“NAV”) (3)
NAV per share at the end of period	$7.31	$7.16	$7.09	$7.00	$6.96
High NAV per share during period	$7.31	$7.19	$7.09	$7.00	$6.96
Low NAV per share during period	$7.13	$7.08	$7.00	$6.96	$6.93
Weighted average distributions per share	$0.0897	$0.0872	$0.0872	$0.0873	$0.0874
Weighted average closing dividend yield - annualized	4.91%	4.87%	4.92%	4.99%	5.02%
Weighted average total return for the period	3.23%	2.31%	2.53%	1.75%	1.72%
Aggregate fund NAV at end of period	$1,398,462	$1,365,090	$1,353,412	$1,310,638	$1,311,265
Consolidated Debt
Leverage (4)	37%	47%	47%	47%	49%
Secured borrowings	$652,127	$853,267	$871,230	$875,968	$918,716
Secured borrowings as % of total borrowings	78%	71%	73%	76%	77%
Unsecured borrowings	$181,000	$345,000	$317,500	$270,000	$270,000
Unsecured borrowings as % of total borrowings	22%	29%	27%	24%	23%
Fixed rate borrowings (5)	$824,967	$1,145,017	$1,062,890	$1,067,538	$1,110,196
Fixed rate borrowings as % of total borrowings	99%	96%	89%	93%	93%
Floating rate borrowings	$8,160	$53,250	$125,840	$78,430	$78,520
Floating rate borrowings as % of total borrowings	1%	4%	11%	7%	7%
Total borrowings	$833,127	$1,198,267	$1,188,730	$1,145,968	$1,188,716

(1)	Operating data in this table and throughout this document are presented inclusive of amounts relating to real properties that have been disposed of or classified as held for sale at the end of the period, and in certain cases, reclassified as discontinued operations in our GAAP financial statements. Certain asset and liability amounts in this table and throughout this document are presented inclusive of amounts relating to real properties that have been classified as held for sale in our GAAP financial statements.
(2)	For a reconciliation of FFO and Company-Defined FFO to GAAP net income, see the section titled “Funds from Operations” beginning on page 10.
(3)	As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2014 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of “fair value” of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled “Definitions” beginning on page 23. For a description of key assumptions used in calculating the value of our real properties as of March 31, 2015, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Quarterly Report on Form 10-Q.
(4)	Leverage presented represents our total borrowings, calculated on a GAAP basis, divided by the fair value of our real property and debt investments.
(5)	Fixed rate borrowings presented includes floating rate borrowings that are effectively fixed by a derivative instrument such as a swap through maturity or substantially through maturity.

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PORTFOLIO PROFILE

The following table presents information about the operating results and fair value of our real property and debt investment portfolios as of or for the three months ended March 31, 2015 (dollar and square footage amount in thousands).

	Real Properties (1)
As of or for the three months ended March 31, 2015	Total	Office	Industrial	Retail	Debt Related Investments, Net	Grand Total
Number of investments	58	19	6	33	10	68
Square footage	9,327	3,986	1,909	3,432	N/A	9,327
Percentage leased at period end	89.5%	94.0%	72.9%	93.4%	N/A	89.5%
Net operating income (“NOI”)(2)	$44,250	$26,574	$3,752	$13,924	$3,203	$47,453
Segment as % of total NOI	93.3%	56.0%	7.9%	29.3%	6.7%	100.0%
NOI - cash basis (3)	$44,201	$27,396	$3,589	$13,216	$3,203	$47,404
Fair Value (4)	$2,164,570	$1,245,000	$85,800	$833,770	$87,901	$2,252,471
Segment as % of total Fair Value	96.1%	55.3%	3.8%	37.0%	3.9%	100.0%

(1)	“As of” information includes all real properties that we owned as of March 31, 2015. Operations information provided here and throughout this document is presented inclusive of amounts related to properties that have been disposed of as of March 31, 2015, including amounts that are classified within discontinued operations in our 2014 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
(2)	For a reconciliation of NOI to GAAP net income, see the section titled “Results of Operations” beginning on page 12.
(3)	For a reconciliation of NOI – Cash Basis to NOI and to GAAP net income, see the section titled “Results of Operations” beginning on page 12.
(4)	As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2014 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of “fair value” of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled “Definitions” beginning on page 23. For a description of key assumptions used in calculating the value of our real properties as of March 31, 2015, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Quarterly Report on Form 10-Q.

As of March 31, 2015, our real property investments were geographically diversified across 21 markets throughout the United States. Our debt related investments are located in five additional markets resulting in a combined portfolio allocation across 26 markets.

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BALANCE SHEETS

The following table presents our consolidated balance sheets, as adjusted, as of the end of each of the five quarters ended March 31, 2015. Certain asset and liability amounts in this table are presented inclusive of amounts relating to real properties that have been classified as held for sale in our GAAP financial statements (dollar amounts in thousands):

	As of
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
ASSETS
Investments in real property	$2,139,022	$2,472,926	$2,450,058	$2,376,245	$2,352,401
Accumulated depreciation and amortization	(455,064)	(523,246)	(512,427)	(489,273)	(469,466)
Total net investments in real property	1,683,958	1,949,680	1,937,631	1,886,972	1,882,935
Debt related investments, net	87,901	94,951	94,673	94,414	94,180
Total net investments	1,771,859	2,044,631	2,032,304	1,981,386	1,977,115
Cash and cash equivalents	10,226	14,461	27,814	52,880	81,292
Restricted cash	18,564	27,454	25,784	25,212	35,209
Other assets, net	49,877	61,587	62,271	60,345	67,856
Total Assets	$1,850,526	$2,148,133	$2,148,173	$2,119,823	$2,161,472
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes and other secured borrowings	$652,127	$853,267	$871,230	$875,968	$918,716
Unsecured borrowings	181,000	345,000	317,500	270,000	270,000
Intangible lease liabilities, net	54,937	86,243	78,545	74,393	72,389
Other liabilities	70,744	99,643	101,657	117,322	93,724
Total Liabilities	958,808	1,384,153	1,368,932	1,337,683	1,354,829
Equity:
Stockholders’ equity:
Common stock	1,783	1,784	1,787	1,746	1,755
Additional paid-in capital	1,584,780	1,586,444	1,589,520	1,566,332	1,576,970
Distributions in excess of earnings	(786,286)	(893,791)	(883,418)	(860,790)	(848,768)
Accumulated other comprehensive loss	(11,808)	(10,120)	(9,515)	(10,672)	(10,586)
Total stockholders’ equity	788,469	684,317	698,374	696,616	719,371
Noncontrolling interests	103,249	79,663	80,867	85,524	87,272
Total Equity	891,718	763,980	779,241	782,140	806,643
Total Liabilities and Equity	$1,850,526	$2,148,133	$2,148,173	$2,119,823	$2,161,472

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STATEMENTS OF OPERATIONS

The following table presents our condensed consolidated statements of operations, as adjusted, for each of the five quarters ended March 31, 2015. Operating data in this table are presented inclusive of amounts relating to real properties that have been reclassified as discontinued operations in our GAAP financial statements (amounts in thousands, except per share data):

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
REVENUE:
Rental revenue	$59,379	$57,268	$56,793	$55,054	$56,055
Debt related income	3,203	1,825	1,798	1,760	2,013
Total Revenue	62,582	59,093	58,591	56,814	58,068
EXPENSES:
Rental expense	15,129	13,050	12,804	11,770	13,714
Real estate depreciation and amortization expense	20,815	22,514	21,918	22,213	22,350
General and administrative expenses	2,737	2,928	2,739	3,125	2,819
Advisory fees, related party	4,299	4,242	4,083	3,853	3,743
Acquisition-related expenses	423	237	214	252	—
Impairment of real estate property	1,400	—	9,500	—	—
Total Operating Expenses	44,803	42,971	51,258	41,213	42,626
Other Income (Expenses):
Interest and other income (expense)	632	480	429	334	(81)
Interest expense	(13,981)	(15,354)	(15,276)	(15,105)	(16,465)
Loss on extinguishment of debt and financing commitments	(896)	—	—	—	(63)
Gain on sale of real property	128,667	4,452	—	2,986	33,155
Net (Loss) Income	132,201	5,700	(7,514)	3,816	31,988
Net loss (income) attributable to noncontrolling interests	(8,618)	(397)	475	(330)	(4,550)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$123,583	$5,303	$(7,039)	$3,486	$27,438
NET (LOSS) INCOME PER BASIC AND DILUTED COMMON SHARE	$0.69	$0.03	$(0.04)	$0.02	$0.15
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	179,317	179,926	178,729	177,529	176,873
Diluted	191,766	192,137	191,422	190,386	189,993
Weighted average distributions declared per common share	$0.0897	$0.0872	$0.0872	$0.0873	$0.0874

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FUNDS FROM OPERATIONS

The following tables present NAREIT-Defined Funds From Operations (“FFO”) and Company-defined FFO for each of the five quarters ended March 31, 2015. Operating data in these tables are presented inclusive of amounts relating to real properties that have been reclassified as discontinued operations in our GAAP financial statements (amounts in thousands except for per share amounts and percentages):

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Reconciliation of net earnings to FFO:
Net (loss) income attributable to common stockholders	$123,583	$5,303	$(7,039)	$3,486	$27,438
Add (deduct) NAREIT-defined adjustments:
Depreciation and amortization expense	20,815	22,514	21,918	22,213	22,350
Gain on disposition of real property	(128,667)	(4,452)	—	(2,986)	(33,155)
Impairment of real property	1,400	—	9,500	—	—
Noncontrolling interests’ share of adjustments	6,810	(1,251)	(2,187)	(1,399)	2,989
FFO attributable to common shares-basic	23,941	22,114	22,192	21,314	19,622
FFO attributable to dilutive OP units	1,662	1,501	1,576	1,544	1,456
FFO attributable to common shares-diluted	$25,603	$23,615	$23,768	$22,858	$21,078
FFO per share-basic and diluted	$0.13	$0.12	$0.12	$0.12	$0.11
FFO payout ratio	67%	71%	70%	73%	79%

Reconciliation of FFO to Company-Defined FFO:
FFO attributable to common shares-basic	$23,941	$22,114	$22,192	$21,314	$19,622
Add (deduct) our adjustments:
Acquisition-related expenses	423	237	214	252	—
Loss on extinguishment of debt and financing commitments	896	—	—	—	63
Unrealized loss on derivatives	11	—	—	—	—
Noncontrolling interests’ share of our adjustments	(86)	(15)	(14)	(17)	(4)
Company-Defined FFO attributable to common shares-basic	25,185	22,336	22,392	21,549	19,681
Company-Defined FFO attributable to dilutive OP units	1,748	1,516	1,590	1,561	1,460
Company-Defined FFO attributable to common shares-diluted	$26,933	$23,852	$23,982	$23,110	$21,141
Company-Defined FFO per share-basic and diluted	$0.14	$0.12	$0.13	$0.12	$0.11
Weighted average number of shares outstanding
Basic	179,317	179,926	178,729	177,529	176,873
Diluted	191,766	192,137	191,422	190,386	189,993

Page | 10

FUNDS FROM OPERATIONS (continued)

The following table presents certain other supplemental information for each of the five quarters ended March 31, 2015 (amounts in thousands):

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Other Supplemental Information
Capital Expenditures Summary
Recurring capital expenditures	$2,795	$4,084	$2,501	$1,597	$3,789
Non-recurring capital improvements	261	818	284	1,401	210
Total Capital Expenditures	3,056	4,902	2,785	2,998	3,999
Other non-cash adjustments
Straight-line rent decrease (increase) to rental revenue	356	(98)	(1,150)	(485)	(1,305)
Amortization of above- and below- market rent (increase) decrease to rental revenue	(353)	(537)	(124)	152	(108)
Amortization of loan costs and hedges - increase to interest expense	1,101	1,240	1,205	1,192	1,208
Amortization of mark-to-market adjustments on borrowings - (decrease) increase to interest expense	(265)	(262)	(276)	(283)	100
Total other non-cash adjustments	$839	$343	$(345)	$576	$(105)

Page | 11

RESULTS OF OPERATIONS

The following tables present revenue and net operating income (“NOI”) of our four operating segments, as adjusted, for each of the five quarters ending March 31, 2015. Our same store portfolio includes all operating properties owned for the entirety of all periods presented, and includes 53 properties acquired prior to January 1, 2014, and owned through March 31, 2015, comprising approximately 8.4 million square feet. (amounts in thousands):

	Three Months Ended
Revenue:	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Same store real property:
Office	$28,633	$27,880	$28,522	$27,999	$28,114
Industrial	1,628	1,614	1,576	1,687	1,752
Retail	17,565	14,718	14,836	14,863	15,006
Total same store real property revenue	47,826	44,212	44,934	44,549	44,872
2014/2015 Acquisitions/Dispositions	11,553	13,056	11,859	10,505	11,183
Debt related investments	3,203	1,825	1,798	1,760	2,013
Total	$62,582	$59,093	$58,591	$56,814	$58,068

NOI:
Same store real property:
Office	$21,011	$20,412	$20,678	$20,637	$19,985
Industrial	1,111	1,242	1,182	1,283	1,162
Retail	12,546	11,439	11,631	11,745	11,429
Total same store real property NOI	34,668	33,093	33,491	33,665	32,576
2014/2015 Acquisitions/Dispositions	9,582	11,125	10,498	9,619	9,765
Debt related investments	3,203	1,825	1,798	1,760	2,013
Total	$47,453	$46,043	$45,787	$45,044	$44,354

NOI - cash basis:
Same store real property:
Office	$22,322	$21,411	$21,168	$21,434	$20,153
Industrial	1,041	1,172	847	1,345	1,018
Retail	12,050	10,882	11,056	11,108	10,805
Total same store real property NOI - cash basis	35,413	33,465	33,071	33,887	31,976
2014/2015 Acquisitions/Dispositions	8,788	10,057	9,577	9,000	8,865
Debt related investments	3,203	1,825	1,798	1,760	2,013
Total	$47,404	$45,347	$44,446	$44,647	$42,854

Page | 12

RESULTS OF OPERATIONS (continued)

The following tables present a reconciliation of NOI – Cash Basis and NOI of our four operating segments, as adjusted, to GAAP net income attributable to common stockholders for each of the five quarters ending March 31, 2015 (amounts in thousands):

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014

NOI - cash basis	$47,404	$45,347	$44,446	$44,647	$42,854
Straight line rent	(356)	98	1,150	485	1,305
Net amortization of above- and below-market lease assets and liabilities, and other non-cash adjustments to rental revenue	405	598	191	(88)	195
NOI	$47,453	$46,043	$45,787	$45,044	$44,354
Real estate depreciation and amortization expense	(20,815)	(22,514)	(21,918)	(22,213)	(22,350)
General and administrative expenses	(2,737)	(2,928)	(2,739)	(3,125)	(2,819)
Advisory fees, related party	(4,299)	(4,242)	(4,083)	(3,853)	(3,743)
Acquisition-related expenses	(423)	(237)	(214)	(252)	-
Impairment of real estate property	(1,400)	-	(9,500)	-	-
Interest and other income	632	480	429	334	(81)
Interest expense	(13,981)	(15,354)	(15,276)	(15,105)	(16,465)
Loss on extinguishment of debt and financing commitments	(896)	-	-	-	(63)
Gain on sale of real property	128,667	4,452	-	2,986	33,155
Net (income) loss attributable to noncontrolling interests	(8,618)	(397)	475	(330)	(4,550)
Net (loss) income attributable to common stockholders	$123,583	$5,303	$(7,039)	$3,486	$27,438

The following tables present details regarding our capital expenditures for each of the five quarters ending March 31, 2015 (amounts in thousands):

	Three Months Ended
Recurring Capital Expenditures:	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Land and building improvements	$848	$1,626	$311	$546	$1,056
Tenant improvements	1,500	1,250	1,045	406	1,770
Leasing costs	447	1,208	1,145	645	963
Total recurring capital expenditures	$2,795	$4,084	$2,501	$1,597	$3,789
Non-recurring Capital Expenditures:
Land and building improvements	$15	$93	$94	$19	$22
Tenant improvements	205	618	149	1,113	9
Leasing costs	41	107	41	269	179
Total non-recurring capital expenditures	$261	$818	$284	$1,401	$210

Page | 13

FINANCE & CAPITAL

The following table describes certain information about our capital structure. Amounts reported as financing capital and our joint venture partners’ interests are presented on a GAAP basis. Amounts reported as equity capital other than our joint venture partners’ interests are presented based on the NAV as of March 31, 2015 (shares and dollar amounts other than price per share / unit in thousands).

FINANCING:	As of March 31, 2015
Mortgage notes and other secured borrowings	$652,127
Unsecured borrowings	181,000
Total Financing	$833,127

EQUITY:	Shares / Units	Percentage of aggregate Shares and Units outstanding	NAV Per Share / Unit	Value
Class E Common Stock	162,188	84.7%	$7.31	$1,184,822
Class A Common Stock	1,219	0.6%	7.31	8,901
Class W Common Stock	1,161	0.6%	7.31	8,478
Class I Common Stock	13,742	7.2%	7.31	100,389
Class E OP Units	13,124	6.9%	7.31	95,863
Total/Weighted Average	191,434	100.0%	$7.31	$1,398,453
Joint venture partners’ noncontrolling interests				2,915
Total Equity				1,401,368
TOTAL CAPITALIZATION				$2,234,495

Page | 14

FINANCE & CAPITAL (continued)

The following table presents a summary of our borrowings as of March 31, 2015 (dollar amounts in thousands):

	Weighted Average Stated Interest Rate	Outstanding Balance	Gross Investment Amount Securing Borrowings (1)
Fixed rate mortgages	5.9%	$610,581	$1,198,881
Floating rate mortgages	3.2%	8,160	16,125
Total mortgage notes	5.8%	618,741	1,215,006
Repurchase facility (2)	2.8%	33,386	43,365
Total secured borrowings	5.7%	652,127	1,258,371
Line of credit (2)	2.2%	81,000	N/A
Term loan (2)	1.9%	100,000	N/A
Total unsecured borrowings	2.0%	181,000	N/A
Total borrowings	4.9%	$833,127	$1,258,371

(1)	“Gross Investment Amount” as used here and throughout this document represents the allocated gross basis of real property, calculated in accordance with GAAP, inclusive of the effect of gross intangible lease liabilities totaling approximately $80.9 million and before accumulated depreciation and amortization of approximately $455.1 million as of March 31, 2015.
(2)	Our repurchase facility and unsecured floating rate borrowings are effectively fixed by the use of fixed-for-floating rate swap instruments as of March 31, 2015. The stated interest rates disclosed above include the impact of these swaps.

The following table presents a summary of our covenants and our actual results for each of the five quarterly periods ended March 31, 2015. Results for March 31, 2015, December 31, 2014 and September 30, 2014 were calculated in accordance with the terms of our amended and restated $550 million senior unsecured term loan and revolving line of credit, which we closed on January 13, 2015. Results for June 30, 2014, and March 31, 2014 were calculated in accordance with the terms of our previous senior unsecured term loan and revolving credit agreement, which we closed in December 2012.

		Actual as of:
Portfolio-Level Covenants:	Covenant	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Leverage	< 60%	36.2%	43.9%	42.8%	45.4%	47.6%
Fixed Charge Coverage	> 1.50	2.3	2.1	2.2	2.0	1.9
Secured Indebtedness	< 55%	28.3%	31.2%	31.3%	34.2%	36.3%

Unencumbered Pool Covenants:
Unsecured Interest Coverage	>2.0	8.4	9.4	9.9	N/A	N/A
Leverage	< 60%	17.8%	38.8%	35.9%	33.5%	38.7%

Page | 15

FINANCE & CAPITAL (continued)

The following table presents a detailed analysis of our borrowings outstanding as of March 31, 2015 (dollar amounts in thousands).

	As of March 31, 2015
Borrowings	Principal Balance	Secured / Unsecured	Maturity Date	Extension Options	% of Total Borrowings	Fixed or Floating Interest Rate	Current Interest Rate
Repurchase Facility	$33,386	Secured	5/30/2015	2 - 1 Year	4.0%	Floating (1)	2.84%
Campus Road Office Center (2)	33,501	Secured	7/10/2015	None	4.0%	Fixed	4.75%
Preston Sherry Plaza	22,381	Secured	9/1/2015	None	2.7%	Fixed	5.85%
Mansfield (2)	8,307	Secured	10/1/2015	None	1.0%	Fixed	6.03%
Total 2015	97,575				11.7%		4.46%
Abington	4,721	Secured	1/1/2016	None	0.6%	Fixed	6.75%
Hyannis	4,675	Secured	1/1/2016	None	0.6%	Fixed	6.75%
Austin-Mueller Health Center (Seton)	17,591	Secured	1/1/2016	None	2.1%	Fixed	7.50%
40 Boulevard	8,160	Secured	1/24/2016	None	1.0%	Floating	3.18%
DeGuigne	7,057	Secured	2/1/2016	None	0.8%	Fixed	7.78%
Washington Commons	21,300	Secured	2/1/2016	None	2.5%	Fixed	5.94%
1300 Connecticut	33,985	Secured	4/10/2016	None	4.1%	Fixed	7.25%
1300 Connecticut B Note	11,596	Secured	4/10/2016	None	1.4%	Fixed	5.53%
Riverport Industrial Portfolio	8,126	Secured	4/1/2016	None	1.0%	Fixed	7.38%
655 Montgomery	56,782	Secured	6/11/2016	None	6.8%	Fixed	6.01%
Jay Street	23,500	Secured	7/11/2016	None	2.8%	Fixed	6.05%
Bala Pointe	24,000	Secured	9/1/2016	None	2.9%	Fixed	5.89%
Harborside	110,032	Secured	12/10/2016	2 - 1 Year	13.2%	Fixed	5.50%
Total 2016	331,525				39.8%		6.04%
Shiloh Road	22,700	Secured	1/8/2017	None	2.7%	Fixed	5.57%
Bandera Road	21,500	Secured	2/8/2017	None	2.6%	Fixed	5.46%
Eastern Retail Portfolio	110,000	Secured	6/11/2017	None	13.2%	Fixed	5.51%
Wareham	24,400	Secured	8/8/2017	None	2.9%	Fixed	6.13%
Kingston	10,574	Secured	11/1/2017	None	1.3%	Fixed	6.33%
Sandwich	15,825	Secured	11/1/2017	None	1.9%	Fixed	6.33%
Total 2017	204,999				24.6%		5.69%
Term Loan	100,000	Unsecured	1/31/2018	2 - 1 Year	12.0%	Floating (1)	1.86%
Line of Credit	81,000	Unsecured	1/31/2019	1 - 1 Year	9.7%	Floating (1)	2.16%
Norwell	5,406	Secured	10/1/2022	None	0.6%	Fixed	6.76%
Harwich	5,553	Secured	9/1/2028	None	0.7%	Fixed	5.24%
New Bedford	7,836	Secured	12/1/2029	None	0.9%	Fixed	5.91%
Total 2018 - 2029	199,795				23.9%		2.37%
Total borrowings	833,894				100.0%		4.89%
Add: mark-to-market adjustment on assumed debt	1,710
Less: GAAP principal amortization on restructured debt	(2,477)
Total Borrowings (GAAP basis)	$833,127

(1)	Our repurchase facility borrowings, term loan borrowings, and line of credit borrowings are effectively fixed by the use of fixed-for-floating rate swap instruments as of March 31, 2015. The stated interest rates disclosed above include the impact of these swaps.
(2)	Subsequent to March 31, 2015, we repaid amounts due on our Campus Road Office Center and Mansfield mortgage notes using proceeds from our line of credit.

Page | 16

REAL PROPERTIES

The following table describes our operating property portfolio as of March 31, 2015 (dollar and square feet amounts in thousands):

Market	Number of Properties	Gross Investment Amount	Net Rentable Square Feet	Secured Indebtedness (1)	% of Gross Investment Amount	% of Total Net Rentable Square Feet	% Leased (2)
Office Properties:
Washington, DC	3	$282,695	878	$45,581	13.2%	9.4%	99.3%
Northern New Jersey	1	212,194	594	110,032	9.9%	6.4%	100.0%
East Bay, CA	1	145,242	405	—	6.8%	4.3%	100.0%
San Francisco, CA	1	118,913	270	56,781	5.6%	2.9%	91.4%
Denver, CO	1	86,394	257	—	4.0%	2.8%	95.0%
Austin, TX	2	82,563	311	17,591	3.9%	3.3%	96.1%
Silicon Valley, CA	2	62,276	196	30,557	2.9%	2.1%	94.0%
Princeton, NJ	1	51,247	167	33,501	2.4%	1.8%	100.0%
Chicago, IL	2	48,791	305	29,460	2.3%	3.3%	90.2%
Philadelphia, PA	1	42,283	173	24,000	2.0%	1.9%	92.5%
Dallas, TX	1	35,165	149	22,381	1.6%	1.6%	87.1%
Minneapolis/St Paul, MN	1	29,504	107	—	1.4%	1.1%	100.0%
Los Angeles, CA	1	15,031	111	—	0.7%	1.2%	0.0%
Fayetteville, AR	1	11,695	63	—	0.5%	0.7%	100.0%
Total/Weighted Average Office: 19 properties, 14 markets with average annual rent of $29.46 per sq. ft.	19	1,223,993	3,986	369,884	57.2%	42.8%	94.0%

Industrial Properties:
Dallas, TX	1	35,738	446	22,700	1.7%	4.8%	35.1%
Central Kentucky	1	27,053	727	—	1.3%	7.8%	100.0%
Louisville, KY	4	26,955	736	8,126	1.3%	7.9%	69.2%
Total/Weighted Average Industrial: 6 properties, three markets with average annual rent of $3.49 per sq. ft.	6	89,746	1,909	30,826	4.3%	20.5%	72.9%

Retail Properties:
Greater Boston	27	547,346	2,294	87,298	25.6%	24.5%	94.1%
Philadelphia, PA	1	104,894	426	67,800	4.9%	4.6%	98.8%
Washington, DC	1	62,516	233	—	2.9%	2.5%	98.4%
Raleigh, NC	1	45,300	142	26,200	2.1%	1.5%	100.0%
San Antonio, TX	1	32,065	161	21,500	1.5%	1.7%	89.6%
Jacksonville, FL	1	19,494	73	—	0.9%	0.8%	20.3%
Pittsburgh, PA	1	13,668	103	16,000	0.6%	1.1%	94.1%
Total/Weighted Average Retail: 33 properties, seven markets with average annual rent of $16.49 per sq. ft.	33	825,283	3,432	218,798	38.5%	36.7%	93.4%

Grand Total/Weighted Average	58	$2,139,022	9,327	$619,508	100.0%	100.0%	89.5%

(1)	Secured indebtedness represents the principal balance outstanding and does not include our mark-to-market adjustment on debt or GAAP principal amortization on our troubled debt restructuring.
(2)	Based on executed leases as of March 31, 2015.

Page | 17

LEASING ACTIVITY

The following graphs highlight our total portfolio and same store portfolio percentage leased at the end of each of the five quarters ended March 31, 2015, by segment and in total:

Page | 18

LEASING ACTIVITY (continued)

The following table presents our lease expirations, by segment and in total, as of March 31, 2015 (dollars and square feet in thousands):

	Total				Office			Industrial			Retail
Year	Number of Leases Expiring	Annualized Base Rent	% of Total Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet
2015 (1)	124	$10,689	6.4%	664	70	$6,661	358	1	$182	52	53	$3,846	254
2016	77	21,258	12.6%	884	49	18,635	702	—	—	—	28	2,623	182
2017	73	41,667	24.8%	1,358	37	37,466	988	2	183	53	34	4,018	317
2018	90	10,007	6.0%	442	59	7,636	315	1	39	3	30	2,332	124
2019	96	22,970	13.7%	1,127	52	13,084	418	2	1,226	212	42	8,660	497
2020	70	15,888	9.4%	760	31	5,283	228	—	—	—	39	10,605	532
2021	30	12,353	7.3%	1,386	13	5,623	180	3	3,051	1,021	14	3,679	185
2022	23	7,813	4.6%	424	13	3,286	102	—	—	—	10	4,527	322
2023	19	14,069	8.4%	622	10	9,977	340	—	—	—	9	4,092	282
2024	17	3,457	2.1%	238	4	838	31	—	—	—	13	2,619	207
Thereafter	22	7,947	4.7%	441	3	1,894	85	1	178	51	18	5,875	305
Total	641	$168,118	100.0%	8,346	341	$110,383	3,747	10	$4,859	1,392	290	$52,876	3,207

(1)	Includes leases that are on a month-to-month basis.

The following table presents our top 10 tenants by annualized base rent and their related industry sector, as of March 31, 2015 (dollars and square feet in thousands):

	Tenant	Locations	Industry Sector	Annualized Base Rent (1)	% of Total Annualized Base Rent	Square Feet	% of Occupied Square Feet
1	Charles Schwab & Co, Inc	1	Securities, Commodities, Fin. Inv./Rel. Activities	$22,992	13.7%	594	7.1%
2	Sybase	1	Publishing Information (except Internet)	17,971	10.7%	405	4.9%
3	Northrop Grumman	1	Professional, Scientific and Technical Services	15,585	9.3%	575	6.9%
4	Stop & Shop	15	Food and Beverage Stores	14,187	8.4%	882	10.6%
5	Novo Nordisk	1	Chemical Manufacturing	4,444	2.6%	167	2.0%
6	Seton Health Care	1	Hospitals	4,339	2.6%	156	1.9%
7	Shaw’s Supermarket	4	Food and Beverage Stores	3,944	2.3%	240	2.9%
8	I.A.M. National Pension Fund	1	Funds, Trusts and Other Financial Vehicles	3,066	1.8%	63	0.8%
9	TJ Maxx (Marshalls,TJ Maxx, HomeGoods)	7	Clothing and Clothing Accessories Stores	2,592	1.5%	272	3.3%
10	Home Depot	1	Building Material and Garden Equipment and Supplies Dealers	2,469	1.5%	102	1.2%
	Total	33		$91,589	54.4%	3,456	41.6%

(1)	Annualized base rent represents the annualized monthly base rent of executed leases as of March 31, 2015.

Page | 19

LEASING ACTIVITY (continued)

The following series of tables details leasing activity during the four quarters ended March 31, 2015:

Quarter	Number of Leases Signed	Gross Leasable Area (“GLA”) Signed	Average Rent Per Sq. Ft.	Average Growth / Straight Line Rent	Weighted Average Lease term (mos)	Tenant Improvements & Incentives Per Sq. Ft.	Average Free Rent (mos)
Office Comparable (1)
Q1 2015	12	36,394	$28.59	28.9%	48	$11.16	1.6
Q4 2014	9	34,887	29.69	12.6%	55	8.32	2.8
Q3 2014	10	87,176	25.26	10.8%	94	18.62	2.0
Q2 2014	11	32,049	18.64	44.4%	53	14.81	1.3
Total - twelve months	42	190,506	$25.49	17.6%	71	$14.67	1.9

Industrial Comparable (1)
Q1 2015	1	1,200	$3.75	7.0%	36	$0.34	—
Q4 2014	1	50,500	3.82	155.2%	124	7.30	4.0
Q3 2014	3	852,000	3.25	-4.2%	74	3.65	1.7
Q2 2014	0	—	0.00	0.0%	0	0.00	—
Total - twelve months	5	903,700	$3.30	-0.8%	77	$3.85	1.8

Retail Comparable (1)
Q1 2015	12	140,021	$18.49	9.6%	53	$3.46	0.1
Q4 2014	14	49,789	24.67	7.0%	42	0.75	—
Q3 2014	9	32,770	23.54	7.7%	44	0.65	—
Q2 2014	15	69,035	21.17	14.0%	62	2.51	—
Total - twelve months	50	291,615	$20.57	9.9%	52	$2.46	—

Total Comparable Leasing (1)
Q1 2015	25	177,615	$20.33	14.7%	52	$5.01	0.4
Q4 2014	24	135,176	12.93	14.9%	76	5.15	2.2
Q3 2014	22	971,946	6.13	2.1%	75	4.90	1.7
Q2 2014	26	101,084	20.45	21.5%	59	6.41	0.4
Total - twelve months	97	1,385,821	$9.03	9.4%	71	$5.05	1.5

Total Leasing
Q1 2015	42	297,686	$17.64		57	$9.01	0.6
Q4 2014	35	214,761	13.83		53	5.32	1.6
Q3 2014	31	1,055,135	6.76		74	6.32	1.7
Q2 2014	32	113,278	20.49		58	7.68	0.6
Total - twelve months	140	1,680,860	$9.91		67	$6.76	1.4

(1)	Comparable leases comprise leases for which prior leases were in place for the same suite within 12 months of executing a new lease. Comparable leases must have terms of at least six months and the square footage of the suite occupied by the new tenant cannot deviate by more than 50% from the size of the old lease’s suite.

Page | 20

INVESTMENT ACTIVITY

The following tables describe changes in our portfolio from December 31, 2013 through March 31, 2015 (dollars and square feet in thousands):

		Square Feet
Properties and Square Feet Activity	Number of Properties	Total	Office	Industrial	Retail
Properties owned as of
December 31, 2013	82	15,250	5,132	7,046	3,072
2014 Acquisitions	3	585	262	—	323
2014 Dispositions	(17)	(3,973)	(300)	(3,563)	(110)
Building remeasurement and other (1)	—	9	—	9	—
December 31, 2014	68	11,871	5,094	3,492	3,285
Q1 2015 Acquisitions	2	298	155	—	143
Q1 2015 Dispositions	(13)	(2,846)	(1,263)	(1,583)	—
Building remeasurement and other (1)	1	4	—	—	4
March 31, 2015	58	9,327	3,986	1,909	3,432

(1)	Building remeasurements reflect changes in gross leasable area due to renovations or expansions of existing properties. In the first quarter of 2015 we retained one building of a two-building campus while disposing of the other building, resulting in an additional property that we did not previously consider a distinct property.

Property acquisitions	Location	Acquisition Date	Number of Properties	Purchase Price	Square Feet
2014:
Durgin Square	Portsmouth, NH	5/28/2014	1	$24,700	138
1st Avenue Plaza	Denver, CO	8/22/2014	1	75,000	262
Salt Pond	Narragansett, RI	11/4/2014	1	39,160	185
Total 2014			3	$138,860	585
2015:
Rialto	Austin, TX	1/15/2015	1	$37,300	155
South Cape	Mashpee, MA	3/18/2015	1	35,450	143
Total 2015			2	$72,750	298

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INVESTMENT ACTIVITY (continued)

Property dispositions	Segment	Location	Disposition Date	Number of Properties	Contract Sales Price	Square Feet
(dollars and square feet in thousands)
During 2014
Industrial Portfolio	Industrial	Various (1)	1/22/2014	12	$175,000	3,386
Cranston	Retail	Cranston, RI	2/18/2014	1	6,750	110
Shackleford	Office	Little Rock, AR	2/25/2014	1	19,550	102
Shadelands	Office	East Bay, CA	6/13/2014	1	5,700	60
Lundy (2)	Industrial	Silicon Valley, CA	10/15/2014	1	13,579	177
South Havana	Office	Denver, CO	11/7/2014	1	9,100	138
Total for the year ended December 31, 2014				17	$229,679	3,973

During 2015
Park Place	Office	Dallas, TX	1/16/2015	1	$46,600	177
Office and Industrial Portfolio	Office and Industrial	Various (3)	3/11/2015	12	398,635	2,669
Total for the three months ended March 31, 2015				13	$445,235	2,846

(1)	The Industrial Portfolio comprised 12 industrial buildings located in the Atlanta, GA, Cincinnati, OH, Central Pennsylvania, Columbus, OH, Dallas, TX, Indianapolis, IN, and Minneapolis, MN markets.
(2)	Sales price for the Lundy property represents the principal balance outstanding of the mortgage note on the property as of the date of the foreclosure sale. Due to the contractual balance of the mortgage note, we did not receive any proceeds from the sale of Lundy.
(3)	The Office and Industrial Portfolio comprised (i) six office properties comprising 1.1 million net rentable square feet located in Los Angeles, CA (three properties), Northern New Jersey, Miami, FL, and Dallas, TX, and (ii) six industrial properties comprising 1.6 million net rentable square feet located in Los Angeles, CA, Dallas, TX, Cleveland, OH, Chicago, IL, Houston, TX, and Denver, CO.

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DEFINITIONS

This section contains an explanation of certain non-GAAP financial measures we provide in other sections of this document, as well as the reasons why management believes these measures provide useful information to investors about the Company’s financial condition or results of operations. Additional detail can be found in the Portfolio’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the Securities and Exchange Commission from time to time.

2014 Annual Report on Form 10-K

We refer to our Annual Report on Form 10-K for the period ended December 31, 2014, filed with the Securities and Exchange Commission on March 3, 2015, as our “2014 Annual Report on Form 10-K.”

Annualized Base Rent

Annualized base rent represents the annualized monthly base rent of leases executed as of March 31, 2015.

Comparable leases

Comparable leases comprise leases for which prior leases were in place for the same suite within 12 months of executing a new lease. Comparable leases must have terms of at least six months and the square footage of the suite occupied by the new tenant cannot deviate by more than 50% from the size of the old lease’s suite.

Fair Value as determined by our NAV Valuation Procedures

When the fair value of our real estate assets is calculated for the purposes of determining our NAV per share, the calculation is done using the fair value methodologies detailed within the Financial Accounting Standards Board Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. In the determination of our NAV, the value of certain of our assets and liabilities are generally determined based on their carrying amounts under GAAP; however, those principles are generally based upon historic cost and therefore may not be determined in accordance with ASC Topic 820. Readers should refer to our audited financial statements for our net book value determined in accordance with GAAP from which one can derive our net book value per share by dividing our stockholders’ equity by shares of our common stock outstanding as of the date of measurement.

Our valuation procedures, which address specifically each category of our assets and liabilities and are applied separately from the preparation of our financial statements in accordance with GAAP, involve adjustments from historical cost. There are certain factors which cause NAV to be different from net book value on a GAAP basis. Most significantly, the valuation of our real estate assets, which is the largest component of our NAV calculation, will be provided to us by the Independent Valuation Firm on a daily basis. For GAAP purposes, these assets are generally recorded at depreciated or amortized cost. Other examples that will cause our NAV to differ from our GAAP net book value include the straight-lining of rent, which results in a receivable for GAAP purposes that is not included in the determination of our NAV, and, for purposes of determining our NAV, the assumption of a value of zero in certain instances where the balance of a loan exceeds the value of the underlying real estate properties, where GAAP net book value would reflect a negative equity value for such real estate properties, even if such loans are non-recourse. Third party appraisers may value our individual real estate assets using appraisal standards that deviate from market value standards under GAAP. The use of such appraisal standards may cause our NAV to deviate from GAAP fair value principles. We did not develop our valuation procedures with the intention of complying with fair value concepts under GAAP and, therefore, there could be differences between our fair values and the fair values derived from the principal market or most advantageous market concepts of establishing fair value under GAAP.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to redeem shares under our share redemption programs and our ability to suspend or terminate our share redemption programs at any time. Our NAV generally does not consider exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Please note that our NAV is not a representation, warranty or guarantee that: (1) we would fully realize our NAV upon a sale of our assets; (2) shares of our common stock would trade at our per share NAV on a national securities exchange; or (3) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.

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DEFINITIONS (continued)

Funds From Operations (“FFO”)

We believe that FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expense. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that consists of net income (loss), calculated in accordance with GAAP, plus real estate-related depreciation and amortization and impairment of depreciable real estate, less gains (or losses) from dispositions of real estate held for investment purposes.

Company-Defined FFO

As part of its guidance concerning FFO, NAREIT has stated that the “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” As a result, modifications to FFO are common among REITs as companies seek to provide financial measures that meaningfully reflect the specific characteristics of their businesses. In addition to the NAREIT definition of FFO and other GAAP measures, we provide a Company-Defined FFO measure that we believe is helpful in assisting management and investors assess the sustainability of our operating performance. As described further below, our Company-Defined FFO presents a performance metric that adjusts for items that we do not believe to be related to our ongoing operations. In addition, these adjustments are made in connection with calculating certain of the Company’s financial covenants including its interest coverage ratio and fixed charge coverage ratio and therefore we believe this metric will help our investors better understand how certain of our lenders view and measure the financial performance of the Company and ultimately its compliance with these financial covenants. However, no single measure can provide users of financial information with sufficient information and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity and results of operations.

Our Company-Defined FFO is derived by adjusting FFO for the following items: acquisition-related expenses and gains and losses associated with extinguishment of debt and financing commitments. Historically, Management has also adjusted FFO for certain other adjustments that did not occur in any of the periods presented, and are further described in Item 7 of Part II of our 2014 Annual Report on Form 10-K, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—How We Measure Our Performance.” Management’s evaluation of our future operating performance excludes these items based on the following economic considerations:

Acquisition-related expenses — For GAAP purposes, expenses associated with the acquisition of real property, including acquisition fees paid to our Advisor and gains or losses related to the change in fair value of contingent consideration related to the acquisition of real property, are recorded to earnings. We believe by excluding acquisition-related expenses, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance, because these types of expenses are directly correlated to our investment activity rather than our ongoing operating activity.

Gains and losses on derivatives and on the extinguishment of debt and financing commitments —— Gains and losses on derivatives represent the gains or losses on the fair value of derivative instruments that are not accounted for as hedges of the underlying financing transactions. Such gains and losses may be due to the nonoccurrence of forecasted financings or ineffectiveness due to changes in the expected terms of financing transactions. As these gains or losses relate to underlying long-term assets and liabilities, where we are not speculating or trading assets, our management believes that any such gains or losses are not reflective of our ongoing operations.  Losses on extinguishment of debt and financing commitments represent losses incurred as a result of the early retirement of debt obligations and breakage costs and fees incurred related to certain of our derivatives and other financing commitments. Such losses may be due to dispositions of assets, the repayment of debt prior to its contractual maturity or the nonoccurrence of forecasted financings. Our management believes that any such losses are not related to our ongoing operations. Accordingly, we believe by excluding anticipated gains or losses on derivatives and losses on extinguishment of debt and financing commitments, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance.

We also believe that Company-Defined FFO allows investors and analysts to compare the performance of our portfolio with other REITs that are not currently affected by the adjusted items. In addition, as many other REITs adjust FFO to exclude the items described above, we believe that our calculation and reporting of Company-Defined FFO may assist investors and analysts in comparing our performance with that of other REITs. However, because Company-Defined FFO excludes items that are an important component in an analysis of our historical performance, such supplemental measure should not be construed as a complete historical performance measure and may exclude items that have a material effect on the value of our common stock.

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DEFINITIONS (continued)

Limitations of FFO and Company-Defined FFO

FFO (both NAREIT-defined and Company-Defined) is presented herein as a supplemental financial measure and has inherent limitations. We do not use FFO or Company-Defined FFO as, nor should they be considered to be, an alternative to net income (loss) computed under GAAP as an indicator of our operating performance, or as an alternative to cash from operating activities computed under GAAP, or as an indicator of liquidity or our ability to fund our short or long-term cash requirements, including distributions to stockholders. Management uses FFO and Company-Defined FFO as indications of our future operating performance and as a guide to making decisions about future investments. Our FFO and Company-Defined FFO calculations do not present, nor do we intend them to present, a complete picture of our financial condition and operating performance. In addition, other REITs may define FFO and an adjusted FFO metric differently and choose to treat acquisition-related expenses and potentially other accounting line items in a manner different from us due to specific differences in investment strategy or for other reasons; therefore, comparisons with other REITs may not be meaningful. Our Company-Defined FFO calculation is limited by its exclusion of certain items previously discussed, but we continuously evaluate our investment portfolio and the usefulness of our Company-Defined FFO measure in relation thereto. We believe that net income (loss) computed under GAAP remains the primary measure of performance and that FFO or Company-Defined FFO are only meaningful when they are used in conjunction with net income (loss) computed under GAAP. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and operating performance.

Specifically with respect to fees and expenses associated with the acquisition of real property, which are excluded from Company-Defined FFO, such fees and expenses are characterized as operational expenses under GAAP and included in the determination of net income (loss) and income (loss) from operations, both of which are performance measures under GAAP. The purchase of operating properties is a key strategic objective of our business plan focused on generating operating income and cash flow in order to fund our obligations and to make distributions to investors. However, as the corresponding acquisition-related costs are paid in cash, these acquisition-related costs negatively impact our GAAP operating performance and our GAAP cash flows from operating activities during the period in which properties are acquired. In addition, if we acquire a property after all offering proceeds from our public offerings have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, such costs will then be paid from other sources of cash such as additional debt proceeds, operational earnings or cash flow, net proceeds from the sale of properties, or other ancillary cash flows. Among other reasons as previously discussed, the treatment of acquisition-related costs is a reason why Company-Defined FFO is not a complete indicator of our overall financial performance, especially during periods in which properties are being acquired. Note that, pursuant to our valuation policies, acquisition expenses result in an immediate decrease to our NAV.

FFO and Company-Defined FFO may not be useful performance measures as a result of the various adjustments made to net income for the charges described above to derive such performance measures. Specifically, we intend to operate as a perpetual-life vehicle and, as such, it is likely for our operating results to be negatively affected by certain of these charges in the future, specifically acquisition-related expenses, as it is currently contemplated as part of our business plan to acquire additional investment properties which would result in additional acquisition-related expenses. Any change in our operational structure would cause the non-GAAP measure to be re-evaluated as to the relevance of any adjustments included in the non-GAAP measure. As a result, we caution investors against using FFO or Company-Defined FFO to determine a price to earnings ratio or yield relative to our NAV.

Further, FFO or Company-Defined FFO is not comparable to the performance measure established by the Investment Program Association (the “IPA”), referred to as “modified funds from operations,” or “MFFO,” as MFFO makes further adjustments including certain mark-to-market items and adjustments for the effects of straight-line rent. As such, FFO and Company-Defined FFO may not be comparable to the MFFO of non-listed REITs that disclose MFFO in accordance with the IPA standard. More specifically, Company-Defined FFO has limited comparability to the MFFO and other adjusted FFO metrics of those REITs that do not intend to operate as perpetual-life vehicles as such REITs have a defined acquisition stage. Because we do not have a defined acquisition stage, we may continue to acquire real estate and real estate-related investments for an indefinite period of time. Therefore, Company-Defined FFO may not reflect our future operating performance in the same manner that the MFFO or other adjusted FFO metrics of a REIT with a defined acquisition stage may reflect its operating performance after the REIT had completed its acquisition stage.

Neither the Securities and Exchange Commission nor any other regulatory body, nor NAREIT, has adopted a set of standardized adjustments that includes the adjustments that we use to calculate Company-Defined FFO. In the future, the Securities and Exchange Commission or another regulatory body, or NAREIT, may decide to standardize the allowable adjustments across the non-listed REIT industry at which point we may adjust our calculation and characterization of Company-Defined FFO.

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DEFINITIONS (continued)

Gross Investment Amount

The allocated gross basis of real property and debt related investments, after certain adjustments. Gross Investment Amount for real property (i) includes the effect of intangible lease liabilities, (ii) excludes accumulated depreciation and amortization on, and (iii) includes the impact of impairments. Amounts reported for debt related investments represent our net accounting basis of the debt investments, which includes (i) unpaid principal balances, (ii) unamortized discounts, premiums, and deferred charges, and (iii) allowances for loan loss.

Net Operating Income (“NOI”) and NOI – Cash Basis

We also use NOI as a supplemental financial performance measure because NOI reflects the specific operating performance of our real properties and debt related investments and excludes certain items that are not considered to be controllable in connection with the management of each property, such as other-than-temporary impairment, gains and losses related to provisions for losses on debt related investments, gains or losses on derivatives, acquisition-related expenses, losses on extinguishment of debt and financing commitments, interest income, depreciation and amortization, general and administrative expenses, asset management fees, interest expense and noncontrolling interests. However, NOI should not be viewed as an alternative measure of our financial performance as a whole, since it does exclude such items that could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, we believe net income, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance. “NOI – Cash Basis” is NOI after eliminating the effects of straight-lining of rent and the impact of above- and below-market lease amortization and other non-cash amortization adjustments to rental revenue.

Non-Recurring Capital Expenditures

We classify capital expenditures that significantly increase a property’s ability to generate additional revenues relative to our initial underwriting as non-recurring capital expenditures. Examples of such capital expenditures may include property expansions, renovations or other significant strategic upgrades. Conversely, we classify capital expenditures incurred to maintain a property’s ability to generate expected revenues as “recurring.” In addition, we also classify the following capital expenditures as non-recurring:

●	First Generation Leasing Costs: We classify capital expenditures incurred to lease spaces for which we have either (i) never had a tenant or (ii) we expected a vacancy of the leasable space within two years of acquisition as non-recurring capital expenditures.
●	Value-Add Acquisitions: We define a Value-Add Acquisition as a property that we acquire with one or more of the following characteristics: (i) existing vacancy equal to or in excess of 20%, (ii) short-term lease roll-over, typically during the first two years of ownership, that results in vacancy in excess of 20% when combined with the existing vacancy at the time of acquisition or (iii) significant capital improvement requirements in excess of 20% of the purchase price within the first two years of ownership. We classify any capital expenditures in Value-Add Acquisitions as non-recurring until the property reaches the earlier of (i) stabilization, which we define as 90% leased or (ii) five years after the date we acquire the property.
●	Other Acquisitions: For property acquisitions that do not meet the criteria to qualify as Value-Add Acquisitions, we classify all anticipated capital expenditures within the first year of ownership as non-recurring.

Quarterly Report on Form 10-Q

We refer to our Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the Securities and Exchange Commission on May 12, 2015, as our “Quarterly Report on Form 10-Q.”

Same Store Properties

In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as “Same Store Properties.” “Same Store Properties” therefore exclude properties placed in-service, acquired, repositioned, or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired or treated as “in-service” for that property to be included in “Same Store Properties.” For the purposes of this supplement, our “Same Store Properties” include properties classified as held for sale in our annual financial statements at the end of the most recently completed period.

Valuation Procedures

We refer to our Valuation Procedures filed as Exhibit 99.1 to our 2014 Annual Report on Form 10-K as our “Valuation Procedures.”

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